Exhibit 99.1

UWM Holdings Corporation Announces
Fourth Quarter & Full Year 2022 Results
UWM Remains America's #1 Overall Mortgage Lender in the Fourth Quarter
Fourth Quarter Loan Origination Volume of $25.1 billion, including Purchase Volume of $21.7 billion
$931.9 million in FY 2022 Net Income
PONTIAC, MI, March 1, 2023 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the fourth quarter and full year ended December 31, 2022. For the second consecutive quarter, UWM is the number one overall mortgage lender in the U.S. Total loan origination volume for the fourth quarter was $25.1 billion, of which $21.7 billion was purchase volume. The Company's net income for 2022 was $931.9 million and diluted earnings per share was $0.45. For 4Q22, the Company reported a net loss of $62.5 million, inclusive of a $150.8 million decline in fair value of MSRs, and diluted loss per share of $(0.03).

Mat Ishbia, Chairman and CEO of UWMC, said, "2022 was a historic year for UWM. Becoming the #1 overall mortgage lender in America, while originating mortgage loans exclusively through the wholesale channel, is a validation of our unrelenting commitment to the broker channel. We also delivered earnings of $931.9 million and have continued to reward our shareholders with consistent dividends. In 2023, we will continue to invest in technology to serve the broker channel and products that put brokers in a position to win. As we have done in other purchase-centric markets, we'll grow market share and emerge stronger to better capitalize on the next boom."

Fourth Quarter 2022 Highlights
•Originations of $25.1 billion in 4Q22, compared to $33.5 billion in 3Q22 and $55.2 billion in 4Q21
•Purchase originations of $21.7 billion in 4Q22, compared to $27.7 billion in 3Q22 and $24.5 billion in 4Q21
•Net loss of $62.5 million in 4Q22 compared to $325.6 million of net income in 3Q22 and $239.8 million of net income in 4Q21
•Total gain margin of 51 bps in 4Q22 compared to 52 bps in 3Q22 and 80 bps in 4Q21
•Total equity of $3.2 billion at December 31, 2022, compared to $3.4 billion at September 30, 2022 and $3.2 billion at December 31, 2021
•Unpaid principal balance of MSRs of $312.5 billion with a WAC of 3.64% at December 31, 2022, compared to $306.0 billion with a WAC of 3.44% at September 30, 2022, and $319.8 billion with a WAC of 2.94% at December 31, 2021
•Ended 4Q22 with approximately $2.1 billion of available liquidity, including $886.2 million of cash and self-warehouse, and $1.25 billion of available borrowing capacity, which includes $750 million under a line of credit secured by agency MSRs, and $500 million under an unsecured line of credit
•Achieved 11% share of the overall mortgage market and 54% share of wholesale channel for 4Q22

Full Year 2022 Highlights
•Originations of $127.3 billion in 2022, compared to $226.5 billion in 2021
•Record purchase originations of $90.8 billion in 2022, compared to $87.3 billion in 2021
•Net income of $931.9 million in 2022 inclusive of a $284.1 million increase in fair value of MSRs, as compared to $1.6 billion of net income in 2021 inclusive of $587.8 million decline in fair value of MSRs
•Total gain margin of 77 bps in 2022 compared to 114 bps in 2021
•Largest wholesale mortgage lender in the U.S. by closed loan volume eight years in a row, with approximately 38% market share of the wholesale channel for the year ended December 31, 2022
•Achieved 8% share of the overall mortgage market for the year ended December 31, 2022

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
Loan origination volume(1)	$25,126,844	$33,464,480	$55,194,365	$127,285,461	$226,503,692
Total gain margin(1)(2)	0.51%	0.52%	0.80%	0.77%	1.14%
Net income (loss)	$(62,484)	$325,610	$239,826	$931,858	$1,568,400
Diluted EPS	(0.03)	0.13	0.11	0.45	0.66
Adjusted diluted EPS(3)	N/A	0.16	N/A	0.45	N/A
Adjusted net income(3)	(53,308)	254,294	177,215	719,415	1,206,407
Adjusted EBITDA(3)	60,393	(1,392)	206,567	282,402	1,418,337

(1)Key operational metric (see discussion below)
(2)Represents total loan production income divided by loan origination volume
(3)Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q4 2022	Q3 2022	Q4 2021
Cash and cash equivalents	$704,898	$799,534	$731,088
Mortgage loans at fair value	7,134,960	5,031,068	16,909,901
Mortgage servicing rights	4,453,261	4,305,686	3,314,952
Total assets	13,600,625	11,890,083	22,528,358
Non-funding debt (1)	2,880,178	2,146,157	2,158,911
Total equity	3,171,693	3,392,033	3,171,001
Non-funding debt to equity (1)	0.91	0.63	0.68
 (1) Non-GAAP metric (see discussion and reconciliations below)

Mortgage Servicing Rights (dollars in thousands)

	Q4 2022	Q3 2022	Q4 2021
Unpaid principal balance	$312,454,025	$306,016,670	$319,807,457
Weighted average interest rate	3.64%	3.44%	2.94%
Weighted average age (months)	16	14	9
Operational Highlights
•Achieved highest ever Net Promoter Score of +90.0 in 4Q22, up from +87.1 in 4Q21
•Our 0.85% 60+ days delinquency and our 0.65% forbearance rates, as of December 31, 2022, are significantly better than the industry averages of 2.0%1 and 0.70%,2 respectively, highlighting our strong credit quality
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
Conventional	$15,030,972	$19,246,298	$16,643,586	$62,274,030	$63,026,794
Government	6,135,366	7,592,116	4,996,092	23,773,422	14,833,808
Jumbo and other	484,098	854,925	2,861,921	4,782,879	9,395,143
Total Purchase	$21,650,436	$27,693,339	$24,501,599	$90,830,331	$87,255,745

Refinance:	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
Conventional	$2,254,680	$3,935,550	$25,032,327	$27,059,252	$120,152,065
Government	1,005,048	1,640,127	3,586,086	7,834,636	12,034,583
Jumbo and other	216,680	195,464	2,074,353	1,561,242	7,061,299
Total Refinance	$3,476,408	$5,771,141	$30,692,766	$36,455,130	$139,247,947
Total Originations	$25,126,844	$33,464,480	$55,194,365	$127,285,461	$226,503,692
1 Source: CoreLogic (as of November 2022); 2 Source: Mortgage Bankers Association.

Mat Ishbia, Chairman and CEO of UWMC, also said, “I want to give a huge thank you to everyone at UWM. It is because of the dedication of our team members and the broker community that 2022 was a historic year. Rest assured, we will not relax in 2023 as there is still much work to be done.”
First Quarter 2023 Outlook
We anticipate first quarter production to be in the $16 to $23 billion range, with gain margin from 75 to 100 basis points.
Dividend
Subsequent to December 31, 2022, for the ninth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on April 11, 2023, to stockholders of record at the close of business on March 10, 2023. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on April 11, 2023.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, March 1, at 10:30 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (the Company's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, the Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.03% and 23.56% estimated annual effective tax rate for the periods during 2022 and 2021, respectively. “Adjusted net income” is a non-GAAP Metric. "Adjusted diluted EPS" is defined as "Adjusted net income" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt to equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
Earnings before income taxes	$(69,258)	$330,381	$231,836	$934,669	$1,578,241
Impact of estimated annual effective tax rate of 23.03% and 23.56% for periods during 2022 and 2021, respectively	15,950	(76,087)	(54,621)	(215,254)	(371,834)
Adjusted net income	$(53,308)	$254,294	$177,215	$719,415	$1,206,407

Adjusted diluted EPS	Q3 2022	FY 2022
Diluted weighted average Class A common stock outstanding	92,571,886	92,475,170
Assumed pro forma conversion of Class D common stock (1)	1,502,069,787	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,594,641,673	1,594,544,957

Adjusted net income	$254,294	$719,415
Adjusted diluted EPS	0.16	0.45

(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
Net income	$(62,484)	$325,610	$239,826	$931,858	$1,568,400
Interest expense on non-funding debt	43,611	29,786	25,417	132,647	86,086
Provision for income taxes	(6,774)	4,771	(7,990)	2,811	9,841
Depreciation and amortization	11,713	11,426	10,422	45,235	35,098
Stock-based compensation expense	2,055	1,986	2,014	7,545	6,467
Change in fair value of MSRs due to valuation inputs or assumptions	71,865	(373,232)	(65,104)	(868,803)	(286,348)
Deferred compensation, net	461	(8,468)	(2,135)	7,370	21,900
Change in fair value of Public and Private Warrants	54	(755)	(5,161)	(7,683)	(36,105)
Change in Tax Receivable Agreement liability	—	—	8,537	3,200	11,937
Change in fair value of investment securities	(108)	7,484	741	28,222	1,061
Adjusted EBITDA	$60,393	$(1,392)	$206,567	$282,402	$1,418,337

Non-funding debt and non-funding debt to equity	Q4 2022	Q3 2022	Q4 2021
Senior notes	$1,984,336	$1,983,099	$1,980,112
Borrowings against investment securities	101,345	114,875	118,786
Secured line of credit	750,000	—	—
Equipment note payable	992	1,266	2,046
Finance lease liability	43,505	46,917	57,967
Total non-funding debt	$2,880,178	$2,146,157	$2,158,911
Total equity	$3,171,693	$3,392,033	$3,171,001
Non-funding debt to equity	0.91	0.63	0.68

Cautionary Note Regarding Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (3) our growth to remain the leading mortgage lender, and the timing and drivers of that growth; (4) the benefits and liquidity of our MSR portfolio; (5) our beliefs related to the amount and timing of our dividend; (6) our “Game On” strategy and its impact on our business and industry; (7) our foundation and strategies for success and growth and the drivers of that growth; (8) our expectations related to production and margin in the first quarter of 2023; (9) our “All-In” initiative and its impact on our business and industry; (10) our performance in shifting market conditions and the comparison of such performance against our competitors; (11) our ability to produce results at or above prior levels and strategies for producing such results; (12) our position and ability to capitalize on opportunities and the impacts to our results; (13) our investments in technology and the impact to our operations and financial results; and (14) our purchase production and product mix. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holding Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eight consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$704,898	$731,088
Mortgage loans at fair value	7,134,960	16,909,901
Derivative assets	82,869	67,356
Investment securities at fair value, pledged	113,290	152,263
Accounts receivable, net	383,147	415,691
Mortgage servicing rights	4,453,261	3,314,952
Premises and equipment, net	152,477	151,687
Operating lease right-of-use asset, net (includes $102,322 and $104,595 with related parties)	104,181	104,828
Finance lease right-of-use asset (includes $26,867 and $28,619 with related parties)	42,218	57,024
Loans eligible for repurchase from Ginnie Mae	345,490	563,423
Other assets	83,834	60,145
Total assets	$13,600,625	$22,528,358
Liabilities and Equity
Warehouse lines of credit	$6,443,992	$15,954,938
Derivative liabilities	49,748	36,741
Secured line of credit	750,000	—
Borrowings against investment securities	101,345	118,786
Accounts payable, accrued expenses and other	439,719	523,988
Accrued distributions and dividends payable	159,465	9,171
Senior notes	1,984,336	1,980,112
Operating lease liability (includes $109,473 and $111,999 with related parties)	111,332	112,231
Finance lease liability (includes $27,857 and $29,087 with related parties)	43,505	57,967
Loans eligible for repurchase from Ginnie Mae	345,490	563,423
Total liabilities	10,428,932	19,357,357
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,575,974 and 91,612,305 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	150	150
Additional paid-in capital	903	437
Retained earnings	142,500	141,805
Non-controlling interest	3,028,131	3,028,600
Total equity	3,171,693	3,171,001
Total liabilities and equity	$13,600,625	$22,528,358

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended			For the year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$129,180	$172,402	$442,407	$981,988	$2,585,807
Loan servicing income	217,225	196,781	194,976	792,072	638,738
Change in fair value of mortgage servicing rights	(150,808)	236,780	(138,988)	284,104	(587,813)
Gain (loss) on sale of mortgage servicing rights	—	—	2,461	—	1,791
Interest income	106,837	78,210	104,601	314,462	331,770
Total revenue, net	302,434	684,173	605,457	2,372,626	2,970,293
Expenses
Salaries, commissions and benefits	118,266	135,028	146,697	552,886	697,680
Direct loan production costs	17,396	20,498	25,292	90,369	72,952
Marketing, travel, and entertainment	22,976	17,730	25,334	74,168	62,472
Depreciation and amortization	11,713	11,426	10,422	45,235	35,098
General and administrative	49,668	51,649	36,467	179,549	133,334
Servicing costs	36,809	37,596	36,200	166,024	108,967
Interest expense	114,918	73,136	88,772	305,987	304,656
Other expense/(income)	(54)	6,729	4,437	23,739	(23,107)
Total expenses	371,692	353,792	373,621	1,437,957	1,392,052
Earnings before income taxes	(69,258)	330,381	231,836	934,669	1,578,241
Provision for income taxes	(6,774)	4,771	(7,990)	2,811	9,841
Net income (loss)	(62,484)	325,610	239,826	931,858	1,568,400
Net income (loss) attributable to non-controlling interest	(62,207)	313,914	222,876	890,143	1,469,955
Net income (loss) attributable to UWMC	$(277)	$11,696	$16,950	$41,715	$98,445

Earnings per share of Class A common stock:
Basic	$—	$0.13	$0.17	$0.45	$0.98
Diluted	$(0.03)	$0.13	$0.11	$0.45	$0.66
Weighted average shares outstanding:
Basic	92,575,549	92,571,886	97,138,073	92,475,170	100,881,094
Diluted	1,594,645,336	92,571,886	1,599,785,759	92,475,170	1,603,157,640

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of December 31, 2022, and the preceding four quarters and Statements of Operations for the quarter ended December 31, 2022, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets		(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$704,898	$799,534	$958,656	$901,174	$731,088
Mortgage loans at fair value	7,134,960	5,031,068	5,022,806	4,824,165	16,909,901
Derivative assets	82,869	385,348	125,079	241,932	67,356
Investment securities at fair value, pledged	113,290	115,079	125,193	138,417	152,263
Accounts receivable, net	383,147	556,153	350,090	617,608	415,691
Mortgage servicing rights	4,453,261	4,305,686	3,736,359	3,514,102	3,314,952
Premises and equipment, net	152,477	152,172	153,971	151,206	151,687
Operating lease right-of-use asset, net	104,181	101,377	102,533	103,670	104,828
Finance lease right-of-use asset	42,218	45,667	50,179	53,857	57,024
Loans eligible for repurchase from Ginnie Mae	345,490	310,149	309,577	384,002	563,423
Other assets	83,834	87,850	82,467	60,820	60,145
Total assets	$13,600,625	$11,890,083	$11,016,910	$10,990,953	$22,528,358
Liabilities and Equity
Warehouse lines of credit	$6,443,992	$4,712,719	$4,497,353	$4,076,829	$15,954,938
Derivative liabilities	49,748	215,330	93,958	115,430	36,741
Secured line of credit	750,000	—	—	—	—
Borrowings against investment securities	101,345	114,875	118,786	118,786	118,786
Accounts payable, accrued expenses and other	439,719	846,905	470,589	823,143	523,988
Accrued distributions and dividends payable	159,465	159,465	159,461	159,460	9,171
Senior notes	1,984,336	1,983,099	1,982,103	1,981,106	1,980,112
Operating lease liability	111,332	108,591	109,811	111,010	112,231
Finance lease liability	43,505	46,917	51,370	54,945	57,967
Loans eligible for repurchase from Ginnie Mae	345,490	310,149	309,577	384,002	563,423
Total liabilities	10,428,932	8,498,050	7,793,008	7,824,711	19,357,357
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,575,974 and 91,612,305 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	9	9	9	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of December 31, 2022 or 2021	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of December 31, 2022 and December 31, 2021	150	150	150	150	150
Additional paid-in capital	903	784	669	542	437
Retained earnings	142,500	141,194	137,955	138,834	141,805
Non-controlling interest	3,028,131	3,249,896	3,085,119	3,026,707	3,028,600
Total equity	3,171,693	3,392,033	3,223,902	3,166,242	3,171,001
Total liabilities and equity	$13,600,625	$11,890,083	$11,016,910	$10,990,953	$22,528,358

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenue
Loan production income	$129,180	$172,402	$296,535	$383,871	$442,407
Loan servicing income	217,225	196,781	179,501	198,565	194,976
Change in fair value of mortgage servicing rights	(150,808)	236,780	26,169	171,963	(138,988)
Gain (loss) on sale of mortgage servicing rights	—	—	—	—	2,461
Interest income	106,837	78,210	62,020	67,395	104,601
Total revenue, net	302,434	684,173	564,225	821,794	605,457
Expenses
Salaries, commissions and benefits	118,266	135,028	138,983	160,609	146,697
Direct loan production costs	17,396	20,498	25,757	26,718	25,292
Marketing, travel, and entertainment	22,976	17,730	20,625	12,837	25,334
Depreciation and amortization	11,713	11,426	11,181	10,915	10,422
General and administrative	49,668	51,649	39,909	38,323	36,467
Servicing costs	36,809	37,596	44,435	47,184	36,200
Interest expense	114,918	73,136	57,559	60,374	88,772
Other expense/(income)	(54)	6,729	9,562	7,502	4,437
Total expenses	371,692	353,792	348,011	364,462	373,621
Earnings before income taxes	(69,258)	330,381	216,214	457,332	231,836
Provision for income taxes	(6,774)	4,771	769	4,045	(7,990)
Net income (loss)	(62,484)	325,610	215,445	453,287	239,826
Net income (loss) attributable to non-controlling interest	(62,207)	313,914	207,079	431,357	222,876
Net income (loss) attributable to UWMC	$(277)	$11,696	$8,366	$21,930	$16,950

Earnings per share of Class A common stock:
Basic	$—	$0.13	$0.09	$0.24	$0.17
Diluted	$(0.03)	$0.13	$0.09	$0.22	$0.11
Weighted average shares outstanding:
Basic	92,575,549	92,571,886	92,533,620	92,214,594	97,138,073
Diluted	1,594,645,336	92,571,886	92,533,620	1,594,284,381	1,599,785,759